EXHIBIT 99.4

REPORT FORM

ELDERWATCH, INC.

2881 NORTH PINE ISLAND ROAD

BUILDING 65, SUITE 203

SUNRISE, FL 33322

954.741.4157

REPRESENTATIVE : _______________________________

DATE OF VISIT: __________________________

RESIDENT : __________________________

LOCATION : __________________________

I visited with the resident on ___________, 2003 at _________ AM/PM and observed the following:

GENERAL APPREARANCE

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CLEANLINESS

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SIGNS OF NEGLECT

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AWARENESS

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ROOM TEMPERATURE

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PRIVACY

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SATISFACTION WITH FOOD

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HAIR AND NAILS CONDITION

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COMPLAINTS WITH STAFF

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RECREATION

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BATHROOM CONDITION

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COMMENTS :